EXHIBIT 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER
PURSUANT TO RULE 13a-14(b) UNDER SECURITIES EXCHANGE ACT OF 1934 AND
SECTION 1350 OF CHAPTER 63 OF TITLE 18 OF UNITED STATES CODE

In connection with the quarterly report on Form 10-Q of Verso Corporation (the “Company”) for the quarter ended September 30, 2018, as filed with the Securities and Exchange Commission (the “SEC”) on the date hereof (the “Report”), I, B. Christopher DiSantis, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 7, 2018

/s/ B. Christopher DiSantis
B. Christopher DiSantis President and Chief Executive Officer (Principal Executive Officer)

A signed original of this statement has been provided to the Company and will be retained by the Company and furnished to the SEC or its staff upon request.